EXHIBIT 11.1
                    COMPUTATION OF PER SHARE DATA
                (In thousands, except per share data)


                                                        Three months ended June 30,        Six months ended June 30,
                                                           1996              1995             1996            1995
                                                      ---------------   --------------   --------------  --------------
Net Income (Loss).................................... $         2,629   $       (4,955)  $        6,916  $      (10,955)
                                                      ===============   ==============   ==============  ==============

Primary:
    Weighted average number of common shares                   18,655           14,886           18,546          14,872
           outstanding...............................

    Shares issuable  upon  exercise of dilutive stock
           options  and  warrants --- net  of  shares
           assumed  to be repurchased (at the average
           market price for the period) from exercise
           proceeds..................................             944            - 0 -              991           - 0 -
                                                      ---------------   --------------   --------------  --------------
Shares used for computation..........................          19,599           14,886           19,537          14,872
                                                      ===============   ==============   ==============  ==============

Earnings (loss) per share of common stock             $          0.13   $       (0.33)   $         0.35  $       (0.74)
(primary)............................................
                                                      ===============   ==============   ==============  ==============

Assuming full dilution:
    Weighted average number of common shares                   18,655           14,886           18,546          14,872
           outstanding...............................

    Shares issuable upon  exercise  of dilutive stock
           options  and  warrants --- net  of  shares
           assumed  to  be repurchased (at the higher
           of period-end market price or the  average
           market price for the period) from exercise
           proceeds..................................             944            - 0 -              991           - 0 -
                                                      ---------------   --------------   --------------  --------------
Shares used for computation..........................          19,599           14,886           19,537          14,872
                                                      ===============   ==============   ==============  ==============

Earnings (loss) per share of common stock
(assuming full dilution)  (1)........................ $          0.13   $       (0.33)   $         0.35  $       (0.74)
                                                      ===============   ==============   ==============  ==============

Notes & assumptions:
     (1)  Not presented as dilution is less than 3%.